Exhibit 99

News Release

Contact

Bev Fleming, Investor Relations

(312) 444-7811

or

Richard Jurek, Public Relations

(312) 444-5281

http://www.northerntrust.com

FOR IMMEDIATE RELEASE

NORTHERN TRUST CORPORATION REPORTS THIRD QUARTER 2006 EARNINGS OF $.74 PER SHARE, UP 10% FROM THE PRIOR YEAR.

(Chicago, October 18, 2006) Northern Trust Corporation today reported net income per common share of $.74 for the third quarter of 2006, an increase of 10% from $.67 per share a year ago. Net income increased 11% to $163.7 million, up from $147.7 million last year. This performance resulted in a return on average common equity of 17.0%, compared with 16.8% in the prior year quarter.

William A. Osborn, Chairman and Chief Executive Officer, commented, “Solid year over year growth across Northern Trust’s key revenue sources, combined with effective expense management, resulted in positive operating leverage and our seventh consecutive quarter of double-digit earnings per share growth. Client assets also grew at a double-digit rate, with assets under custody increasing 16% to $3.3 trillion and assets under management increasing 10% to $667 billion.

Growth in our international business continues to be strong. Global custody assets of $1.5 trillion, which represent client assets invested on a cross-border basis, now represent more than half of the institutional assets under custody, and increased by 30% over last year. Our employee base also continues to adapt to support the global needs of our clients. Over 20% of our employees are now located outside the United States serving our institutional and personal clients.”

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THIRD QUARTER PERFORMANCE HIGHLIGHTS

Northern Trust’s third quarter consolidated revenues reached $749.6 million, up 9% from last year’s third quarter. Trust, investment and other servicing fees of $438.1 million increased 10% from last year. Trust, investment and other servicing fees represented 58% of third quarter revenues, and total fee-related income represented 74% of revenues. Net interest income was up 8% from a year ago to $198.5 million and foreign exchange trading income was up 14% to $52.8 million.

Trust, investment and other servicing fees from Corporate & Institutional Services (C&IS) in the quarter increased 11% to $243.5 million from the year-ago quarter reflecting new business and improved equity markets. Strong growth in our international business resulted in a 15% increase in custody and fund administration fees to $124.5 million. Securities lending fees totaled $40.6 million, also up 15% compared with last year, driven by higher average volumes. Fees from asset management in the quarter grew 3% from the prior year to $63.5 million. C&IS assets under custody totaled $3.07 trillion, up 17% from a year ago, and included $1.54 trillion of global custody assets, a 30% increase compared with a year ago. C&IS assets under management totaled $539.3 billion, a 9% increase from the prior year.

Trust, investment and other servicing fees from Personal Financial Services (PFS) in the quarter increased 10% and totaled a record $194.6 million compared with $176.7 million a year ago. The increase in PFS fees resulted primarily from new business and improved equity markets. Revenue growth continued to be broad-based, with all states and the Wealth Management Group reporting year-over-year increases in fees. PFS assets under custody totaled $242.8 billion, an 11% increase from $219.3 billion in the prior year. PFS assets under management totaled $127.9 billion, a 12% increase from $113.8 billion last year.

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THIRD QUARTER PERFORMANCE HIGHLIGHTS (continued)

Foreign exchange trading income of $52.8 million increased 14% from the prior year quarter, driven by strong client volumes, partially offset by lower market volatility. Treasury management fees in the quarter were $16.4 million compared with $17.3 million in the same quarter last year. This decrease was offset by additional net interest income as clients opted to pay for services via compensating balances. Revenues from security commissions and trading income equaled $15.5 million, up 11% from the prior year, driven by strong transition management services. Other operating income was $28.3 million for the third quarter compared with $27.4 million in the same period last year.

Net interest income for the quarter, stated on a fully taxable equivalent basis, totaled $198.5 million, up 8% from $183.5 million reported in the prior year quarter. The increase reflects higher levels of average earning assets. Average earning assets of $45.5 billion were 13% higher than a year ago driven by growth in loans and leases, short term money market assets and securities. The net interest margin equaled 1.73%, down from 1.81% in the prior year quarter. The net interest margin was negatively impacted by growth in lower margin short-term assets.

The reserve for credit losses at September 30, 2006 of $149.4 million increased $5.9 million from the June 30, 2006 balance. The provision for credit losses was $6.0 million in the current quarter compared with $2.5 million in the prior year quarter. The current quarter provision is primarily due to the growth in the commercial loan portfolio and the migration of certain loans to higher risk credit ratings. Net charge-offs in the quarter totaled $.1 million compared with $5.3 million in the third quarter last year. Nonperforming loans totaled $32.1 million at September 30, 2006, as compared with $30.1 million at June 30, 2006 and $34.1 million at September 30, 2005. The reserve for credit losses of $149.4 million included $10.0 million allocated to loan commitments and other off-balance sheet exposures. The remaining $139.4 million reserve assigned to loans and leases at September 30, 2006 represented a reserve to loan ratio of .66%, compared with .63% at June 30, 2006 and .65% a year ago. Nonperforming loans of $32.1 million at quarter-end represented .15% of total loans and leases and were covered 4.3 times by the assigned reserve.

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THIRD QUARTER PERFORMANCE HIGHLIGHTS (continued)

Noninterest expenses totaled $477.0 million for the quarter, up 8% from $441.6 million in the year-ago quarter.

Compensation and employee benefit expenses totaled $268.2 million, up $21.7 million or 9% compared with last year. The current quarter increase was driven by increased staff levels, annual salary increases, and higher employment taxes, pension and health care costs. The increase also reflects $2.4 million in expense associated with the adoption on January 1, 2006 of Statement of Financial Accounting Standards No. 123(R), “Share-Based Payment.” Staff on a full-time equivalent basis at September 30, 2006 totaled approximately 9,500, up 6% from a year ago.

Other expense categories totaled $208.8 million, up $13.7 million or 7% from $195.1 million last year. The current quarter increase reflects volume driven growth in global subcustody expense and higher expenses for technical services and computer software amortization.

THIRD QUARTER PERFORMANCE VS. SECOND QUARTER

Net income per common share of $.74 for the third quarter of 2006 declined 3% from $.76 per share reported in the second quarter of 2006. Net income also declined 3% to $163.7 million, down from $167.9 million in the second quarter.

Consolidated revenues declined $42.7 million to $749.6 million. The decrease was the result of a $31.6 million or 38% decline in foreign exchange trading income, which was at a record level in the second quarter, and a $20.3 million or 33% decline in securities lending fees, which benefited in the second quarter from the international dividend season.

The provision for credit losses was $6.0 million in the third quarter compared with $3.0 million in the second quarter.

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THIRD QUARTER PERFORMANCE VS. SECOND QUARTER (continued)

Noninterest expense totaled $477.0 million in the third quarter, a decrease of $15.0 million or 3% from the second quarter. Approximately half of the decrease related to lower performance based incentive compensation. In addition, second quarter occupancy expense included a charge related to a decision to exit certain leased property.

The provision for income taxes was $86.8 million in the third quarter compared with $113.3 million in the second quarter. The tax provision in the second quarter included a $15.0 million increase in tax reserves associated with Northern Trust’s leveraged leasing portfolio.

BALANCE SHEET

Balance sheet assets averaged $52.6 billion for the quarter, up 14% from last year’s third quarter average of $46.0 billion. The securities portfolio averaged $11.2 billion, up 17% from last year, while loans and leases averaged $20.7 billion, up 10%. Money market assets increased 15% from the prior year and averaged $13.5 billion for the quarter. The increase in earning assets was primarily funded by growth in foreign office deposits and other short-term borrowings.

Residential mortgages averaged $8.6 billion in the quarter, up 4% from the prior year’s third quarter, and represented 41% of the total average loan and lease portfolio. Commercial and industrial loans averaged $4.6 billion, up 28% from $3.6 billion last year, while personal loans averaged $2.8 billion, essentially unchanged from last year’s third quarter.

Common stockholders’ equity averaged a record $3.8 billion, up 10% from last year’s third quarter. The increase primarily reflects the retention of earnings offset in part by the repurchase of common stock pursuant to the Corporation’s share buyback program. During the quarter, the Corporation repurchased 446,149 shares at a cost of $25.3 million ($56.76 average price per share). On October 17, 2006, Northern Trust’s Board of Directors increased the Corporation’s common stock buy-back authorization to allow for the future purchase of up to an aggregate of 12 million shares of the Corporation’s common stock.

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NINE-MONTH PERFORMANCE HIGHLIGHTS

Nine-month performance information includes the results of Baring Asset Management’s Financial Services Group, which was acquired on March 31, 2005. Net income per common share of $2.23 for the nine months ended September 30, 2006 was 13% higher than the $1.97 reported in 2005. Net income was $494.6 million compared with $436.8 million earned last year and resulted in a return on average common equity of 17.7%.

Revenues of $2.28 billion were up 15% from the $1.99 billion last year. Trust, investment and other servicing fees were $1.33 billion for the period, up 15% compared with $1.16 billion last year. Trust, investment and other servicing fees represented 58% of revenues and total fee-related income represented 74% of total revenues.

Trust, investment and other servicing fees from C&IS increased 20% to $756.4 million from $631.1 million a year ago. Custody and fund administration fees increased 28% to $370.4 million for the year, reflecting strong growth in global fees. Securities lending fees totaled $149.8 million compared with $116.1 million last year primarily reflecting higher volumes and improved investment spreads on the investment of cash collateral, while fees from asset management grew 5% to $189.3 million.

Trust, investment and other servicing fees from PFS increased 10% and totaled $577.0 million compared with $524.8 million last year. The increase resulted primarily from improved equity markets and new business. Revenue growth was broad-based, with all states and the Wealth Management Group reporting year-over-year increases in fees.

Foreign exchange trading income was $193.0 million in the period compared with $136.2 million last year. Treasury management fees were $50.1 million, down 10% from the prior year. The majority of this decrease was offset by additional net interest income as clients opted to pay for services via compensating balances. Revenues from security commissions and trading income were $47.1 million compared with $42.4 million in the prior year. Other operating income was $72.9 million for the period compared with $68.6 million last year.

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NINE-MONTH PERFORMANCE HIGHLIGHTS (continued)

Net interest income, stated on a fully taxable equivalent basis, totaled $588.1 million, an increase of 10% from the $535.0 million reported in the prior year period. Total average earning assets of $44.9 billion were 12% higher than a year ago. The net interest margin of 1.75% was down from 1.78% in the prior year period.

The provision for credit losses was $13.0 million for the first nine months compared with $2.5 million in 2005. The current year-to-date provision is primarily due to the growth in the commercial loan portfolio and the migration of certain loans to higher risk credit ratings, partially offset by repayments received on lower rated loans. Net recoveries totaled $.4 million compared with $5.7 million of net charge-offs last year.

Noninterest expenses totaled $1.44 billion for the period, up 13% from $1.28 billion a year-ago. Compensation and employee benefits of $817.2 million represented 57% of total noninterest expenses and included $15.3 million of expense associated with stock options. The increased expenses also reflect the impact of higher staff levels, annual salary increases and higher employment taxes, pension and health care costs.

Other expense categories totaled $625.1 million for the period, up 11% from $561.2 million in 2005. The increase primarily reflects higher consulting and other professional services, occupancy expense, volume driven growth in global subcustody expense, and increased amortization of computer software and intangible assets.

Total income tax expense was $287.5 million for the nine months ended September 30, 2006, representing an effective rate of 36.8%. This compares with $232.1 million in income tax expense and an effective rate of 34.7% for the comparable period in 2005. The tax provision includes a $15.0 million increase in tax reserves associated with Northern Trust’s leveraged leasing portfolio.

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FORWARD-LOOKING STATEMENTS

This news release may be deemed to include forward-looking statements, such as statements that relate to Northern Trust’s financial goals, dividend policy, expansion and business development plans, anticipated expense levels and projected profit improvements, business prospects and positioning with respect to market, demographic and pricing trends, strategic initiatives, re-engineering and outsourcing activities, new business results and outlook, changes in securities market prices, credit quality including reserve levels, planned capital expenditures and technology spending, anticipated tax benefits and expenses, and the effects of any extraordinary events and various other matters (including developments in litigation and regulation involving Northern Trust and changes in accounting policies, standards and interpretations) on Northern Trust’s business and results. Forward-looking statements are typically identified by words or phrases, such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “may increase,” “may fluctuate,” “plan,” “goal,” “strategy,” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” and “could.” Forward-looking statements are Northern Trust’s current estimates or expectations of future events or future results. Actual results could differ materially from those indicated by these statements because the realization of those results is subject to many risks and uncertainties. Northern Trust Corporation’s 2005 Financial Annual Report to Shareholders, including the section of Management’s Discussion and Analysis captioned “Factors Affecting Future Results,” and periodic reports to the Securities and Exchange Commission, including the section captioned “Risk Factors,” contain additional information about factors that could affect actual results, including economic, operating, investment performance and fiduciary, regulation, litigation, strategic, and reputation risks. All forward-looking statements included in this news release are based on information available at the time of the release, and Northern Trust Corporation assumes no obligation to update any forward-looking statement.

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WEBCAST OF THIRD QUARTER EARNINGS CONFERENCE CALL

Northern Trust’s third quarter earnings conference call will be webcast live on October 18, 2006. The Internet webcast opens the call to all investors, allowing them to listen to the Chief Financial Officer’s comments. The live call will be conducted at 11:00 a.m. CDT and is accessible on Northern Trust’s web site at:

http://www.northerntrust.com/financialreleases

The only authorized rebroadcasts of the live call will be available on Northern Trust’s web site from 1:00 p.m. CDT on October 18, 2006 through 6:00 p.m. CDT on October 25, 2006. Participants will need Windows Mediatm software, which can be downloaded free through Northern’s web site. This earnings release can also be accessed at the above web address.

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NORTHERN TRUST CORPORATION

(Supplemental Consolidated Financial Information)

STATEMENT OF INCOME STATISTICS ($ In Millions Except Per Share Data)	THIRD QUARTER
	2006	2005	% Change (*)
Noninterest Income
Trust, Investment and Other Servicing Fees	$438.1	$396.6	10%
Foreign Exchange Trading Income	52.8	46.4	14
Treasury Management Fees	16.4	17.3	(6)
Security Commissions & Trading Income	15.5	13.9	11
Other Operating Income	28.3	27.4	4
Investment Security Transactions	—	0.1	—

Total Noninterest Income	551.1	501.7	10
Interest Income (Taxable Equivalent)	582.4	425.4	37
Interest Expense	383.9	241.9	59

Net Interest Income (Taxable Equivalent)	198.5	183.5	8
Total Revenue (Taxable Equivalent)	749.6	685.2	9
Noninterest Expenses
Compensation	215.5	198.6	9
Employee Benefits	52.7	47.9	10
Occupancy Expense	33.8	33.3	1
Equipment Expense	20.4	20.7	(1)
Other Operating Expenses	154.6	141.1	9

Total Noninterest Expenses	477.0	441.6	8
Provision for Credit Losses	6.0	2.5	140
Taxable Equivalent Adjustment	16.1	15.1	6

Income before Income Taxes	250.5	226.0	11
Provision for Income Taxes	86.8	78.3	11

NET INCOME	$163.7	$147.7	11%

Per Common Share
Net Income
Basic	$0.75	$0.68	10%
Diluted	0.74	0.67	10
Return on Average Common Equity	16.96%	16.83%
Average Common Equity	$3,829.7	$3,482.5	10%
Return on Average Assets	1.23%	1.27%
Common Dividend Declared per Share	$0.23	$0.21	10%
Average Common Shares Outstanding (000s)
Basic	217,618	218,013
Diluted	221,774	221,673
Common Shares Outstanding (EOP)	217,990	218,246

(*)	Percentage change calculations are based on actual balances rather than the rounded amounts presented in Supplemental Consolidated Financial Information.

Note:	Certain reclassifications have been made to prior periods’ consolidated financial statements to place them on a basis comparable with the current period’s consolidated financial statements.

NORTHERN TRUST CORPORATION

(Supplemental Consolidated Financial Information)

STATEMENT OF INCOME STATISTICS ($ In Millions Except Per Share Data)	NINE MONTHS
	2006	2005	% Change (*)
Noninterest Income
Trust, Investment and Other Servicing Fees	$1,333.4	$1,155.9	15%
Foreign Exchange Trading Income	193.0	136.2	42
Treasury Management Fees	50.1	55.4	(10)
Security Commissions & Trading Income	47.1	42.4	11
Other Operating Income	72.9	68.6	6
Investment Security Transactions	0.3	0.2	58

Total Noninterest Income	1,696.8	1,458.7	16
Interest Income (Taxable Equivalent)	1,631.7	1,192.7	37
Interest Expense	1,043.6	657.7	59

Net Interest Income (Taxable Equivalent)	588.1	535.0	10
Total Revenue (Taxable Equivalent)	2,284.9	1,993.7	15
Noninterest Expenses
Compensation	653.3	573.8	14
Employee Benefits	163.9	143.2	14
Occupancy Expense	108.1	96.3	12
Equipment Expense	59.6	60.6	(2)
Other Operating Expenses	457.4	404.3	13

Total Noninterest Expenses	1,442.3	1,278.2	13
Provision for Credit Losses	13.0	2.5	420
Taxable Equivalent Adjustment	47.5	44.1	8

Income before Income Taxes	782.1	668.9	17
Provision for Income Taxes	287.5	232.1	24

NET INCOME	$494.6	$436.8	13%

Per Common Share
Net Income
Basic	$2.27	$2.00	14%
Diluted	2.23	1.97	13
Return on Average Common Equity	17.73%	17.24%
Average Common Equity	$3,730.4	$3,387.6	10%
Return on Average Assets	1.28%	1.28%
Common Dividends Declared per Share	$0.69	$0.63	10%
Average Common Shares Outstanding (000s)
Basic	217,683	218,192
Diluted	221,614	221,555
Common Shares Outstanding (EOP)	217,990	218,246

NORTHERN TRUST CORPORATION

(Supplemental Consolidated Financial Information)

STATEMENT OF INCOME STATISTICS ($ In Millions Except Per Share Data)	THIRD QUARTER 2006	SECOND QUARTER 2006	%Change
Noninterest Income
Trust, Investment and Other Servicing Fees	$438.1	$452.8	(3)%
Foreign Exchange Trading Income	52.8	84.4	(38)
Treasury Management Fees	16.4	16.7	(2)
Security Commissions & Trading Income	15.5	16.0	(3)
Other Operating Income	28.3	23.2	22
Investment Security Transactions	—	0.2	—

Total Noninterest Income	551.1	593.3	(7)

Interest Income (Taxable Equivalent)	582.4	556.9	5
Interest Expense	383.9	357.9	7

Net Interest Income (Taxable Equivalent)	198.5	199.0	N/M

Total Revenue (Taxable Equivalent)	749.6	792.3	(5)

Noninterest Expenses
Compensation	215.5	221.1	(3)
Employee Benefits	52.7	55.9	(6)
Occupancy Expense	33.8	39.2	(14)
Equipment Expense	20.4	19.6	4
Other Operating Expenses	154.6	156.2	(1)

Total Noninterest Expenses	477.0	492.0	(3)

Provision for Credit Losses	6.0	3.0	100
Taxable Equivalent Adjustment	16.1	16.1	—

Income before Income Taxes	250.5	281.2	(11)
Provision for Income Taxes	86.8	113.3	(23)

NET INCOME	$163.7	$167.9	(3)%

Per Common Share
Net Income
Basic	$0.75	$0.77	(3)%
Diluted	0.74	0.76	(3)

Return on Average Common Equity	16.96%	18.05%
Average Common Equity	$3,829.7	$3,732.0	3%
Return on Average Assets	1.23%	1.28%

Common Dividend Declared per Share	$0.23	$0.23	—%

Average Common Shares Outstanding (000s)
Basic	217,618	217,786
Diluted	221,774	221,589
Common Shares Outstanding (EOP)	217,990	217,914

NORTHERN TRUST CORPORATION

(Supplemental Consolidated Financial Information)

BALANCE SHEET ($ IN MILLIONS)	SEPTEMBER 30
	2006	2005	%Change (*)
Assets
Money Market Assets	$14,656.8	$11,897.1	23%
Securities
U.S. Government	17.8	17.8	—
Government Sponsored Agency and Other	11,193.1	9,532.9	17
Municipal	900.9	930.5	(3)
Trading Account	7.8	3.9	98

Total Securities	12,119.6	10,485.1	16
Loans and Leases	21,269.3	19,314.3	10

Total Earning Assets	48,045.7	41,696.5	15
Reserve for Credit Losses Assigned to Loans	(139.4)	(126.4)	10
Cash and Due from Banks	3,824.9	2,478.4	54
Trust Security Settlement Receivables	250.7	284.2	(12)
Buildings and Equipment, net	471.6	475.1	(1)
Other Nonearning Assets	2,747.4	3,619.6	(24)

Total Assets	$55,200.9	$48,427.4	14%

Liabilities and Stockholders’ Equity
Interest-Bearing Deposits
Savings	$7,969.0	$8,653.2	(8)%
Other Time	465.6	385.9	21
Foreign Office Time	23,152.8	17,732.6	31

Total Interest-Bearing Deposits	31,587.4	26,771.7	18
Short-Term Borrowings	6,748.2	4,304.5	57
Senior Notes and Long-Term Debt	3,363.4	3,498.7	(4)

Total Interest-Related Funds	41,699.0	34,574.9	21
Demand & Other Noninterest-Bearing Deposits	7,088.5	6,723.7	5
Other Liabilities	2,477.4	3,599.8	(31)

Total Liabilities	51,264.9	44,898.4	14
Common Equity	3,936.0	3,529.0	12

Total Liabilities and Stockholders’ Equity	$55,200.9	$48,427.4	14%

NORTHERN TRUST CORPORATION

(Supplemental Consolidated Financial Information)

BALANCE SHEET ($ IN MILLIONS)	SEPTEMBER 30 2006	JUNE 30 2006	%Change
Assets
Money Market Assets	$14,656.8	$13,720.1	7%
Securities
U.S. Government	17.8	12.8	39
Government Sponsored Agency and Other	11,193.1	9,599.9	17
Municipal	900.9	899.9	N/M
Trading Account	7.8	9.9	(21)

Total Securities	12,119.6	10,522.5	15
Loans and Leases	21,269.3	21,297.2	N/M

Total Earning Assets	48,045.7	45,539.8	6
Reserve for Credit Losses Assigned to Loans	(139.4)	(133.5)	4
Cash and Due from Banks	3,824.9	4,356.7	(12)
Trust Security Settlement Receivables	250.7	255.2	(2)
Buildings and Equipment, net	471.6	463.2	2
Other Nonearning Assets	2,747.4	2,844.5	(3)

Total Assets	$55,200.9	$53,325.9	4%

Liabilities and Stockholders’ Equity
Interest-Bearing Deposits
Savings	$7,969.0	$7,933.3	N/M %
Other Time	465.6	380.5	22
Foreign Office Time	23,152.8	23,324.5	(1)

Total Interest-Bearing Deposits	31,587.4	31,638.3	N/M
Short-Term Borrowings	6,748.2	5,653.1	19
Senior Notes and Long-Term Debt	3,363.4	3,226.4	4

Total Interest-Related Funds	41,699.0	40,517.8	3
Demand & Other Noninterest-Bearing Deposits	7,088.5	7,044.8	1
Other Liabilities	2,477.4	1,954.9	27

Total Liabilities	51,264.9	49,517.5	4
Common Equity	3,936.0	3,808.4	3

Total Liabilities and Stockholders’ Equity	$55,200.9	$53,325.9	4%

NORTHERN TRUST CORPORATION

(Supplemental Consolidated Financial Information)

AVERAGE BALANCE SHEET ($ IN MILLIONS)	THIRD QUARTER
	2006	2005	%Change (*)
Assets
Money Market Assets	$13,455.5	$11,735.0	15%
Securities
U.S. Government	228.0	28.1	712
Government Sponsored Agency and Other	10,115.8	8,671.5	17
Municipal	899.6	930.4	(3)
Trading Account	6.0	4.4	39

Total Securities	11,249.4	9,634.4	17
Loans and Leases	20,748.4	18,829.9	10

Total Earning Assets	45,453.3	40,199.3	13
Reserve for Credit Losses Assigned to Loans	(133.7)	(129.9)	3
Nonearning Assets	7,314.6	5,977.0	22

Total Assets	$52,634.2	$46,046.4	14%

Liabilities and Stockholders’ Equity
Interest-Bearing Deposits
Savings	$7,998.7	$8,480.9	(6)%
Other Time	413.1	377.0	10
Foreign Office Time	21,888.9	17,974.6	22

Total Interest-Bearing Deposits	30,300.7	26,832.5	13
Short-Term Borrowings	6,682.5	3,771.4	77
Senior Notes and Long-Term Debt	3,308.3	3,631.2	(9)

Total Interest-Related Funds	40,291.5	34,235.1	18
Demand & Other Noninterest-Bearing Deposits	6,187.2	5,828.8	6
Other Liabilities	2,325.8	2,500.0	(7)

Total Liabilities	48,804.5	42,563.9	15
Common Equity	3,829.7	3,482.5	10

Total Liabilities and Stockholders’ Equity	$52,634.2	$46,046.4	14%

NORTHERN TRUST CORPORATION

(Supplemental Consolidated Financial Information)

QUARTERLY TREND DATA ($ In Millions Except Per Share Data)	2006 Quarters			2005 Quarters
	Third	Second	First	Fourth	Third
Net Income Summary
Trust, Investment and Other Servicing Fees	$438.1	$452.8	$442.5	$403.5	$396.6
Other Noninterest Income	113.0	140.5	109.9	101.6	105.1
Net Interest Income (Taxable Equivalent)	198.5	199.0	190.6	187.3	183.5

Total Revenue (Taxable Equivalent)	749.6	792.3	743.0	692.4	685.2
Provision for Credit Losses	6.0	3.0	4.0	—	2.5
Noninterest Expenses	477.0	492.0	473.3	456.7	441.6

Pretax Income (Taxable Equivalent)	266.6	297.3	265.7	235.7	241.1
Taxable Equivalent Adjustment	16.1	16.1	15.3	16.8	15.1
Provision for Income Taxes	86.8	113.3	87.4	71.3	78.3

Net Income	$163.7	$167.9	$163.0	$147.6	$147.7

Per Common Share
Net Income - Basic	$0.75	$0.77	$0.75	$0.68	$0.68
- Diluted	0.74	0.76	0.74	0.67	0.67
Dividend Declared	0.23	0.23	0.23	0.23	0.21
Book Value (EOP)	18.06	17.48	16.98	16.51	16.17
Market Value (EOP)	58.43	55.30	52.50	51.82	50.55

Ratios
Return on Average Common Equity	16.96%	18.05%	18.22%	16.38%	16.83%
Return on Average Assets	1.23	1.28	1.33	1.23	1.27
Net Interest Margin	1.73	1.73	1.79	1.80	1.81
Productivity Ratio	157%	161%	157%	152%	155%
Risk-based Capital Ratios
Tier 1	10.2%	10.0%	10.2%	9.7%	9.7%
Total (Tier 1 + Tier 2)	12.5	12.4	12.7	12.3	12.4
Leverage	7.0	6.8	7.0	7.1	7.2

Trust Assets Under Custody ($ in Billions) - EOP **
Corporate	$3,065.7	$2,925.2	$2,889.8	$2,699.7	$2,627.7
Personal	242.8	234.9	235.6	225.6	219.3

Total Trust Assets Under Custody	$3,308.5	$3,160.1	$3,125.4	$2,925.3	$2,847.0

Managed Assets	$667.2	$640.1	$652.8	$617.9	$607.4

Asset Quality ($ in Millions) - EOP
Nonperforming Loans	$32.1	$30.1	$31.1	$31.0	$34.1
Other Real Estate Owned (OREO)	0.4	2.7	0.1	0.1	0.0

Total Nonperforming Assets	$32.5	$32.8	$31.2	$31.1	$34.1

Nonperforming Assets / Loans & OREO	0.15%	0.15%	0.16%	0.16%	0.18%

Gross Charge-offs	$0.3	$0.2	$0.4	$0.3	$5.8
Less: Gross Recoveries	0.2	0.8	0.3	0.2	0.5

Net Charge-offs (Recoveries)	$0.1	$(0.6)	$0.1	$0.1	$5.3

Net Charge-offs (Annualized) to Average Loans	0.00%	-0.01%	0.00%	0.00%	0.11%
Reserve for Credit Losses Assigned to Loans	$139.4	$133.5	$129.3	$125.4	$126.4
Reserve to Nonaccrual Loans	434%	444%	416%	405%	371%
Reserve for Other Credit-Related Exposures	$10.0	$10.0	$10.6	$10.6	$9.7

**	Assets Under Custody do not include assets administered but not held under custody that were previously included within the category of Assets Under Administration.